Northern Power Systems to Restate Annual and Quarterly Financial Results for 2013, 2014 and
First Three Quarters of 2015

Company incurred no adverse effect on cash position or cash flow from operations.
Company expects to announce 2015 annual results by the end of June 2016.

Barre, VT USA (24 May 2016 ) – Northern Power Systems Corp. (TSX:NPS), a next generation renewable energy technology company, announced that it will restate its previously issued financial results for fiscal 2013, 2014 and the first three quarters of fiscal year 2015.

The company’s financials are being restated due to an error in the timing of recognizing revenue for certain overseas transactions. The company has historically recognized revenue for a turbine sale when title and risk of loss transfers to the customer, which occurs at the time of shipment from our Vermont manufacturing facility. For the overseas transactions at issue, because the turbines were shipped to a foreign logistics warehouse, rented by Northern Power in the customer’s country, the company has determined that revenue for such transactions should have been recorded when the turbine was transported out of the foreign logistics warehouse to the customer’s installation site, and not when shipped from our Vermont manufacturing facility. For some transactions, due to the amount of time a turbine was in overseas transit and in the foreign logistics warehouse, revenue for turbines shipped in one quarter should have been recorded in a subsequent fiscal quarter. In such cases, revenue previously recognized in certain quarters will be recognized in subsequent quarters. This restatement is being made at the recommendation of the Audit Committee of the company’s Board of Directors, acting in consultation with the company’s management. The Audit Committee and management have discussed the matters disclosed herein with RSM US LLP, the company’s independent public accounting firm.

The company reports that the restatement had no impact on the company’s cash position or cash flow from operations.

Given the restatement, the company intends to file its 2015 annual results as soon as practically possible, and will also file restated 2013 and 2014 results, and quarterly results for each of the quarters impacted as a footnote within its 2015 Form 10-K. The Company is working with RSM US LLP to establish a timeline for such filings, and anticipates completion by June 30, 2016. Accordingly, investors should no longer rely upon the company’s previously filed financial statements and other financial disclosures in respect to the restatement periods, as well as any previous disclosures concerning full year 2015 revenue.

About Northern Power Systems
Northern Power Systems designs, manufactures, and sells wind turbines and power technology products, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems and its predecessors have almost 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 10 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet direct drive (PMDD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems’ FlexPhase™ power converter platform uses patented converter architecture and advanced controls technology for advanced grid support and generation applications.

•	Northern Power Systems offers comprehensive inhouse development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:
This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on March 31, 2015, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Ciel R. Caldwell,
Chief Financial Officer
+1-802-661-4673
ir@northernpower.com